STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

Contact:

Thomas DeByle, CFO

                                      FOR IMMEDIATE RELEASE

(603) 893-9701

e-mail: InvestorRelations@Standex.com

STANDEX REPORTS THIRD-QUARTER FISCAL 2015 FINANCIAL RESULTS

Net Sales Increase 3.9% to $181 Million

Earnings from Continuing Operations of $1.00 Per Diluted Share;

Non-GAAP Earnings from Continuing Operations of $1.02 per Diluted Share

SALEM, NH – May 1, 2015 . . . . Standex International Corporation (NYSE:SXI) today reported financial results for the third quarter of fiscal year 2015.

Third Quarter Fiscal 2015 Results from Continuing Operations

▪

Net sales increased 3.9% to $181.0 million from $174.2 million in the third quarter of fiscal 2014.  Organic sales increased 1.5%, acquisition growth accounted for 6.1% of the increase and foreign exchange had a negative effect of 3.7% year over year.

▪

Income from operations was $17.8 million, compared with $14.4 million in the third quarter of fiscal 2014.

Net income from continuing operations was $12.8 million, or $1.00 per diluted share, including tax-effected $0.3 million of restructuring charges primarily related to plant consolidations.  This compares with third quarter fiscal 2014 net income from continuing operations of $13.3 million, or $1.04 per diluted share, including tax-effected $1.0 million of restructuring charges, $1.0 million in non-recurring management transition expenses, and a gain related to insurance proceeds of $3.4 million.  Excluding the aforementioned items from both periods, non-GAAP net income from continuing operations was $13.1 million, or $1.02 per diluted share, compared with $11.9 million, or $0.93 per diluted share, in the third quarter of fiscal 2014.

▪

EBITDA (earnings before interest, income taxes, depreciation and amortization) was $22.2 million, compared with $21.5 million in the third quarter of fiscal 2014.  Excluding the previously mentioned items from both periods, adjusted EBITDA for the third quarter of fiscal 2015 was $22.6 million, compared with $20.9 million in the year-earlier quarter.

▪

Net working capital (defined as accounts receivable plus inventories less accounts payable) was $149.5 million at the end of the third quarter of fiscal 2015, compared with $128.2 million a year earlier.  Working capital turns were 4.8 compared with 5.4 a year earlier.

▪

The Company closed the quarter with net debt of $45.8 million compared with net cash of $12.4 million a year ago and net cash of $29.2 million at June 30, 2014.  The increase in net debt was primarily due to the acquisition of Enginetics in the first quarter of fiscal 2015.

▪

A reconciliation of net income, earnings per share and net income from continuing operations from reported GAAP amounts to non-GAAP amounts is included later in this release.

Management Comments

“We performed well in the third quarter, reporting 3.9% overall growth, 1.5% organic growth and an increase in non-GAAP operating income of 10.0%,” said David Dunbar, President and CEO.  “We continued to make good progress on the strategic growth initiatives we are executing in each of our businesses.”

Segment Review

Food Service Equipment Group sales increased 8.1% year-over-year, and operating income was down 13.1%.

“In Refrigeration, the year-over-year growth was driven by small footprint retail, which is providing positive momentum into the fourth quarter,” said Dunbar.  “We also saw declines in sales to national chains, which was offset by growth in lower margin sales through our dealer networks.  Cooking Solutions was profitable in the quarter and sales increased by approximately 20% year-over-year, including the Ultrafryer acquisition.  Excluding the acquisition, sales increased by 4.3%.  We saw sequential margin improvement from the second to the third quarter, indicating that the business has begun to turn the corner in terms of profitability improvement.  Pricing improved, freight costs are coming down, and plant productivity was solid.  We continue to focus on productivity improvement initiatives at Cooking Solutions.”

Engraving Group sales decreased 1.4% year-over-year, including a 9.5% negative effect from foreign exchange, while operating income decreased 3.4%.

“Our Mold-Tech business grew at a mid-double digit rate in China,” said Dunbar.  “We believe there is good long-term potential in both automotive and non-automotive markets in the region1.  “We also grew sales in Europe, despite the negative currency effect.  North America was down due to a difficult year-over-year comparison, but backlog was strong.  In our roll, plate and machinery business, sales increased year-over-year due to a large project from a major tissue and towel maker.”

Engineering Technologies Group sales grew 10.0% year-over-year, and operating income decreased 14.9%.  Acquisitions contributed 30.2% to growth.

“The organic sales decline in the quarter was primarily due to significantly weaker sales to the oil and gas market, which had a 14% impact on sales and a 30% effect on operating income,” said Dunbar.  “The launch vehicle market remained steady, and we continue to pursue new opportunities in that part of the business.  We continue to ramp up capacity to support growth opportunities in aviation, and we are excited about our prospects in that market1.  We will begin production on our Airbus contract by the end of calendar 2015.  We are exploring various options to further expand machining capacity in either our existing facilities or at a greenfield site.”

Electronics Products Group sales were down 8.7% year-over-year, while operating income was up 0.3%.

“Sales in the third quarter were negatively affected by foreign exchange and a difficult year-over-year comparison due to the timing of North American project shipments ” said Dunbar.  “Our operating margin improved despite the sales shortfall due to successful operational improvements and cost reduction programs.  We remain optimistic about sales growth opportunities at Electronics going forward1.”

The Hydraulics Products Group reported an 8.4% year-over-year sales increase, while operating income rose 16.7%.

“We experienced strong demand across our dump truck, dump trailer and refuse markets,” said Dunbar.  “Our facility in China is helping to strengthen our global competitive advantage by enabling us to bundle telescopic cylinders from North America with rod cylinders from China.  We are shipping and booking orders at record levels at the China plant, leading to continued strength across the business.  Looking ahead, we are focused on capitalizing on strong customer demand in our end markets and leveraging operational excellence to increase throughput1.”

Business Outlook

“Our end markets continue to be strong with the primary exception of oil and gas.  We are proceeding with our planned investments to support increased demand.  Our strong balance sheet allows us to pursue both organic and acquisition growth.  We will continue to execute against our strategic plan, control costs and focus on our operational excellence initiatives as we move the business forward,” concluded Dunbar.

Conference Call Details

Standex will host a conference call for investors today, May 1, 2015 at 10:00 a.m. ET.  On the call, David Dunbar, President and CEO, and Thomas DeByle, CFO, will review the Company’s financial results and business and operating highlights.  Investors interested in listening to the webcast should log on to the “Investor Relations” section of Standex’s website, located at www.standex.com.  The Company's slide show accompanying the webcast audio also can be accessed via its website.  To listen to the playback, please dial (800) 585-8367 in the U.S. or (404) 537-3406 internationally; the passcode is 23424862.  The replay also can be accessed in the “Investor Relations” section of the Company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

EBITDA, which is "Earnings Before Interest, Taxes, Depreciation and Amortization," non-GAAP income from operations, non-GAAP net income from continuing operations and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States.  Standex believes that such information provides an additional measurement and consistent historical comparison of the Company's performance.  A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Food Service Equipment Group, Engineering Technologies Group, Engraving Group, Electronics Products Group, and Hydraulics Products Group with operations in the United States, Europe, Canada, Australia, Singapore, Mexico, Brazil, Argentina, Turkey, South Africa, India and China.  For additional information, visit the Company's website at http://standex.com/.

1 Safe Harbor Language

Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries.  These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict.  Among the factors that could cause actual results to differ are the impact of implementation of government regulations and programs affecting our businesses, unforeseen legal judgments, fines or settlements, uncertainty in conditions in the financial and banking markets, general domestic and international economy including more specifically economic conditions in the oil and gas market, the impact of foreign exchange, increases in raw material costs, the ability to substitute less expensive alternative raw materials, the heavy construction vehicle market, the ability to continue to successfully implement productivity improvements, increase market share, access new markets, introduce new products, enhance our presence in strategic channels, the successful expansion and automation of manufacturing capabilities and diversification efforts in emerging markets, the ability to continue to achieve cost savings through lean manufacturing, cost reduction activities, and low cost sourcing, effective completion of plant consolidations, successful completion and integration of acquisitions and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2014, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the Company with the Securities and Exchange Commission.  In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date.  While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

Standex International Corporation
Consolidated Statement of Operations

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
(In thousands)	2015	2014	2015	2014

Net sales	$180,999	$174,160	$572,363	$518,840
Cost of sales	123,741	116,588	390,193	344,969
Gross profit	57,258	57,572	182,170	173,871

Selling, general and administrative expenses	39,028	41,743	124,836	123,352
Restructuring costs	398	1,381	2,354	5,831
Other operating (income) expense, net	-	-	59	(1,962)

Income from operations	17,832	14,448	54,921	46,650

Interest expense	938	557	2,369	1,709
Other (income) expense, net	(103)	(3,457)	(556)	(3,977)
Total	835	(2,900)	1,813	(2,268)

Income from continuing operations before income taxes	16,997	17,348	53,108	48,918
Provision for income taxes	4,232	4,082	14,153	12,812
Net income from continuing operations	12,765	13,266	38,955	36,106

Income (loss) from discontinued operations, net of tax	(139)	(46)	(593)	(3,287)

Net income	$12,626	$13,220	$38,362	$32,819

Basic earnings per share:
Income from continuing operations	$1.01	$1.05	$3.08	$2.86
Income (loss) from discontinued operations	(0.01)	-	(0.05)	(0.26)
Total	$1.00	$1.05	$3.03	$2.60

Diluted earnings per share:
Income from continuing operations	$1.00	$1.04	$3.04	$2.83
Income (loss) from discontinued operations	(0.01)	-	(0.05)	(0.26)
Total	$0.99	$1.04	$2.99	2.57

Average Shares Outstanding
Basic	12,657	12,620	12,656	12,604
Diluted	12,788	12,737	12,808	12,758

Standex International Corporation
Condensed Consolidated Balance Sheets

	March 31,	June 30,
(In thousands)	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$83,986	$74,260
Accounts receivable, net	103,008	107,674
Inventories	115,482	97,065
Prepaid expenses and other current assets	6,314	7,034
Income taxes receivable	2,316	922
Deferred tax asset	13,269	12,981
Total current assets	324,375	299,936

Property, plant, equipment, net	109,371	96,697
Intangible assets, net	38,257	31,490
Goodwill	151,783	125,965
Deferred tax asset	915	878
Other non-current assets	24,942	23,194
Total non-current assets	325,268	278,224

Total assets	$649,643	$578,160

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$68,956	$85,206
Accrued liabilities	43,875	51,038
Income taxes payable	7,531	4,926
Total current liabilities	120,362	141,170

Long-term debt	129,835	45,056
Accrued pension and other non-current liabilities	53,134	51,208
Total non-current liabilities	182,969	96,264

Stockholders' equity:
Common stock	41,976	41,976
Additional paid-in capital	46,311	43,388
Retained earnings	618,019	584,014
Accumulated other comprehensive loss	(79,991)	(55,819)
Treasury shares	(280,003)	(272,833)
Total stockholders' equity	346,312	340,726

Total liabilities and stockholders' equity	$649,643	$578,160

Standex International Corporation and Subsidiaries
Statements of Consolidated Cash Flows
	Nine Months Ended
	March 31,
(In thousands)	2015	2014

Cash Flows from Operating Activities
Net income	$38,362	$32,819
Income (loss) from discontinued operations	(593)	(3,287)
Income from continuing operations	38,955	36,106

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,602	11,032
Stock-based compensation	2,806	5,454
Non-cash portion of restructuring charge	(215)	3,755
Excess tax benefit from share-based payment activity	(1,644)	(1,498)
Disposal of real estate and equipment	-	925
Life insurance benefit	-	(3,353)
Contributions to defined benefit plans	(1,069)	(1,093)
Net changes in operating assets and liabilities	(28,360)	(16,125)
Net cash provided by operating activities - continuing operations	23,075	35,203
Net cash provided by (used in) operating activities - discontinued operations	(1,818)	(1,352)
Net cash provided by (used in) operating activities	21,257	33,851
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(18,847)	(15,697)
Expenditures for acquisitions, net of cash acquired	(57,149)	-
Other investing activities	1,197	617
Net cash (used in) investing activities from continuing operations	(74,799)	(15,080)
Net cash (used in) investing activities from discontinued operations	-	(587)
Net cash (used in) investing activities	(74,799)	(15,667)
Cash Flows from Financing Activities
Proceeds from borrowings	267,500	50,000
Payments of debt	(182,700)	(55,000)
Activity under share-based payment plans	675	353
Excess tax benefit from share-based payment activity	1,644	1,498
Purchase of treasury stock	(9,835)	(5,548)
Cash dividends paid	(4,301)	(3,529)
Net cash provided by (used in) financing activities	72,983	(12,226)

Effect of exchange rate changes on cash	(9,715)	465

Net changes in cash and cash equivalents	9,726	6,423
Cash and cash equivalents at beginning of year	74,260	51,064
Cash and cash equivalents at end of period	$83,986	$57,487

Standex International Corporation
Selected Segment Data

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
(In thousands)	2015	2014	2015	2014
Net Sales
Food Service Equipment	$91,064	$84,231	$303,430	$271,512
Engraving	26,896	27,278	81,609	80,689
Engineering Technologies	24,590	22,347	71,314	56,935
Electronics Products	28,006	30,672	85,299	85,277
Hydraulics Products	10,443	9,632	30,711	24,427
Total	$180,999	$174,160	$572,363	$518,840

Income from operations
Food Service Equipment	$6,404	$7,369	$24,989	$26,632
Engraving	5,757	5,957	18,647	16,550
Engineering Technologies	3,655	4,296	9,093	8,834
Electronics Products	5,298	5,283	15,582	14,813
Hydraulics Products	1,723	1,477	4,897	3,710
Restructuring	(398)	(1,381)	(2,354)	(5,831)
Other operating income (expense), net	-	-	(59)	1,962
Corporate	(4,607)	(8,553)	(15,874)	(20,020)
Total	$17,832	$14,448	$54,921	$46,650

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
(In thousands, except percentages)	2015	2014	% Change	2015	2014	% Change
Adjusted income from operations and adjusted net income from continuing operations:
Income from operations, as reported	$17,832	$14,448	23.4%	$54,921	$46,650	17.7%
Adjustments:
Restructuring charges	398	1,381		2,354	5,831
Management Transition Stock Compensation	-	850		-	1,691
Management Transition all other	-	521		-	1,899
Net gain on Insurance Proceeds	-	-		-	(1,962)
Acquisition-related costs	-	-		1,696	-
Adjusted income from operations	$18,230	$17,200	6.0%	$58,971	$54,109	9.0%
Interest and other income (expense), net	(835)	2,900		(1,813)	2,268
Life Insurance Benefit	-	(3,353)		-	(3,353)
Provision for income taxes	(4,232)	(4,082)		(14,153)	(12,812)
Discrete tax items	-	-		(239)	155
Tax impact of above adjustments	(106)	(793)		(1,077)	(2,148)
Net income from continuing operations, as adjusted	$13,057	$11,872	10.0%	$41,689	$38,219	9.1%

EBITDA and Adjusted EBITDA:
Income from continuing operations before income taxes, as reported	$16,997	$17,348		$53,108	$48,918
Add back:
Interest expense	938	557		2,369	1,709
Depreciation and amortization	4,297	3,644		12,602	11,032
EBITDA	$22,232	$21,549	3.2%	$68,079	$61,659	10.4%
Adjustments:
Restructuring charges	398	1,381		2,354	5,831
Management Transition Stock Compensation	-	850		-	1,691
Management Transition all other	-	521		-	1,899
Life Insurance Benefit	-	(3,353)		-	(3,353)
Net gain on Insurance Proceeds	-	-		-	(1,962)
Acquisition-related costs	-	-		1,696	-
Adjusted EBITDA	$22,630	$20,948	8.0%	$72,129	$65,765	9.7%

Free operating cash flow:
Net cash provided by operating activities - continuing operations, as reported	$11,277	$15,434		$23,075	$35,203
Less: Capital expenditures	(4,886)	(8,304)		(18,847)	(15,697)
Free operating cash flow	$6,391	$7,130		$4,228	$19,506
Net income from continuing operations	12,765	13,266		38,955	36,106
Conversion of free operating cash flow	50.1%	53.7%		10.9%	54.0%

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
Adjusted earnings per share from continuing operations	March 31,			March 31,
	2015	2014	% Change	2015	2014	% Change

Diluted earnings per share from continuing operations, as reported	$1.00	$1.04	-3.8%	$3.04	$2.83	7.4%

Adjustments:
Restructuring charges	0.02	0.08		0.13	0.33
Management Transition Stock Compensation	-	0.04		-	0.09
Management Transition all other		0.03			0.11
Net gain on Insurance Proceeds	-	-		-	(0.11)
Life Insurance Benefit	-	(0.26)		-	(0.26)
Acquisition-related costs	-	-		0.10	-
Discrete tax items	-	-		(0.02)	0.01
Diluted earnings per share from continuing operations, as adjusted	$1.02	$0.93	9.7%	$3.25	$3.00	8.3%